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                                                                   EXHIBIT 23(G)

                              ACCOUNTANTS' CONSENT

The Board of Directors
Transport Holdings Inc.:

     We consent to the incorporation by reference herein of our report dated February 22, 1996, related to the consolidated financial statements of Transport Holdings Inc. and subsidiaries, and to the reference to our firm under the headings "Selected Historical Financial Information of THI" and "Experts" in the Proxy Statement/Prospectus.


                                          /S/ KPMG PEAT MARWICK LLP

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                                          KPMG Peat Marwick LLP

Dallas, Texas
October 15, 1996